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                                                    Ibis Technology Corporation

                                                                     EXHIBIT 23

                         CONSENT OF INDEPENDENT AUDITORS

The Board of Directors and Stockholders
Ibis Technology Corporation:

     The audits referred to in our report dated February 19, 1998, included the related financial statement schedule for each of the years in the three-year period ended December 31, 1997, included in the annual report on Form 10-K. The financial statement schedule is the responsibility of the Company's management. Our responsibility is to express an opinion on the financial statement schedule based on our audits. In our opinion, such financial statement schedule, when considered in relation to the basic financial statements taken as a whole, presents fairly in all material respects the information set forth therein.

     We consent to incorporation by reference in the registration statements (No. 333-1174) on Form S-1, (No. 33-78440) on Form S-3, (No. 333-9237) on Form
S-3, (No. 333-9239) on Form S-8, (No. 33-81452) on Form S-8, and (No. 333-45247)
on Form S-8 of Ibis Technology Corporation of our report dated February 19, 1998, relating to the balance sheets of Ibis Technology Corporation as of December 31, 1996 and 1997, and the related statements of operations, stockholders' equity, and cash flows for each of the years in the three-year period ending December 31, 1997, which report appears in the December 31, 1997 annual report on 10-K of Ibis Technology Corporation.


                                                 KPMG Peat Marwick LLP

Boston, Massachusetts
March 31, 1998


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